SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                 January 12, 2004
                               -------------------
                Date of Report (Date of earliest event reported)


                                GTDATA CORPORATION
                                ------------------
             (Exact name of registrant as specified in its charter)



                                      Nevada
                                      ------
                 (State or other jurisdiction of incorporation)


     033-05384                                            87-0443026
     ---------                                            ----------
(Commission  File  Number)                             (IRS  Employer
                                                     Identification  No.)


                  7045 Wild Wave Dr., Las Vegas, Nevada  89131
                  --------------------------------------------
           (address  of  principal  executive offices)(Zip  Code)


                                (702) 839-0724
                                --------------
              (Registrant's telephone number, including area code)

Item  4.  Changes  in  Registrant's  Certifying  Accountant.

By letter dated January 12, 2004, Squar, Milner, Reehl & Williamson, LLP of Newport Beach, California ("Squar Milner"), informed the Registrant that Squar Milner had resigned as the accountant for the Registant. Squar Milner had been serving as the independent accountant for the Registrant engaged as the principal accountant to audit the Registrant's financial statements. The report of Squar Milner dated February 20, 2003, with respect to its audit of the consolidated balance sheet of the Registrant as of December 31, 2002, and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the years in the two-year period then ended, stated that certain factors listed in the report raised substantial doubt about the Registrant's ability to continue as a going concern. Otherwise, no report of Squar Milner with respect to any financial statement of the Registrant contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. Furthermore, Squar Milner and the Registrant have not had any disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Item  7.  Exhibits.

Exhibits.

16.1     Letter  re  change  in  certifying  accountant.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         GTDATA  CORPORATION


                                             /s/ Robert Genesi
                                         ----------------------------------
                                         By:  Robert  Genesi
Date:  January  16,  2004                     Chief  Executive  Officer